EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Post Effective Amendment No. 1 on Form SB-2 to Registration Statement on Form SB-2 of our report dated March 28, 2007 relating to the financial statements of Ambient Corporation for the year ended December 31, 2006 (which report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Certified Public Accountants

Saddle Brook NJ

April 12, 2007